UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) December 16, 2008


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


      Delaware                       1-3390             04-2260388
(State or other jurisdiction of   (Commission        (I.R.S. Employer
  incorporation)                  File Number)      Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code    (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

As previously disclosed, the Board of Directors of Seaboard Corporation (the "Company") authorized the Company to purchase up to $50.0 million of the Company's common stock from time to time in open-market purchases or in privately negotiated transactions. This authorization expires on August 31, 2009. As of December 16, 2008, approximately $15.2 million of the Company's common stock remained available for purchase under this authorization.

To facilitate the Company's purchase of the common stock remaining available for purchase under this authorization, the Company has established a plan ("10b5-1 Plan") under Rule 10b5-1 of the SEC. The 10b5-1 Plan provides for the purchase of up to $15 million (inclusive of commissions) of the Company's common stock, pursuant to the existing repurchase authorization, during the period beginning December 17, 2008 and ending March 2, 2009. A broker selected by the Company will have the authority under the terms and limitations specified in the 10b5-1 Plan to repurchase shares on the Company's behalf in accordance with the terms of the plan.

SEC Rule 10b5-1 allows an issuer, at a time when not in possession of material inside information, to establish a prearranged written plan to repurchase a specified number of its shares when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods.




                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  December 16, 2008

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Senior Vice President,
                               Chief Financial Officer


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